UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM 8-K

 Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): December 3, 2014

 Stericycle, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-21229	36-3640402
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

 28161 North Keith Drive

 Lake Forest, Illinois 60045

(Address of principal executive offices including zip code)

 (847) 367-5910

(Registrant's telephone number, including area code)

 Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ]

Written communications pursuant to Rule 425 under the Securities Act (17 CR 230.425)

[    ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01

Other Events.

On December 3, 2014, we entered into an administrative settlement order (the “Settlement”) with the State of Utah Division of Air Quality (the “DAQ”) concerning a notice of violation and order to comply issued by the DAQ on May 28, 2013 and superseded by an amended notice of violation and order to comply issued on August 28, 2013 (the “NOV”).  Under the Settlement, without admitting to any of the allegations contained in the NOV, we agreed to pay a civil penalty of $2,322,536, of which half, or $1,161,268, will be paid within 30 days after December 3, 2014.  The remaining $1,161,268 will not be paid but instead will be credited to us as a Supplemental Environmental Project credit when we permanently close our North Salt Lake incineration facility which is required to occur no later than three years after we receive all permits and approvals necessary to commence construction of a new incineration facility to be located in Tooele County, Utah.  The Settlement provides full and final resolution of any and all claims under the authority of the DAQ arising out of the allegations contained in the NOV and cannot be used by other parties to allege violations or negligence on our part in any other litigation or proceeding.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 9, 2014	Stericycle, Inc.

By:	/s/ Daniel V. Ginnetti

Daniel V. Ginnetti
Executive Vice President and Chief Financial Officer